UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

120 Broadway, 27th Floor, New York, NY	10271
(Address of Principal Executive Offices)	(Zip Code)

(212) 417-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 20, 2013, National Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Gilman Ciocia, Inc., a Delaware corporation ("Gilman"). Upon the terms and subject to the conditions set forth in the Merger Agreement, Gilman will become a wholly-owned subsidiary of the Company through a merger of Merger Sub with and into Gilman, with Gilman as the surviving corporation (the "Merger").

Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the Merger, each share of Gilman's common stock, par value $0.01 per share (the “Gilman Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than any dissenting shares), shall be converted into the right to receive 0.24884345081shares of the Company's common stock, par value $0.02 per share (the “Company Common Stock”); provided that in no event shall the Company or Merger Sub issue in excess of 24,000,000 shares (subject to rounding for fractional shares), in the aggregate, of Company Common Stock. Immediately prior to the Closing (as defined below), the outstanding indebtedness of Gilman will not exceed $5,400,000 (the “Assumed Indebtedness”) which shall exclude any capital leases and any insurance premium financing of Gilman or its subsidiaries, and the Company shall cause the Assumed Indebtedness to be paid off at the Closing. Any amounts of Assumed Indebtedness in excess of $5,000,000 and up to $5,400,000 (the “Difference”) shall cause a reduction in the number of shares of Company Common Stock issued under the Merger Agreement; such reduction in a share amount equal to the quotient of the Difference and $0.30 (subject to equitable adjustment for any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock). In addition, the Company has agreed to issue options to purchase 1,750,000 shares of Company Common Stock to certain employees and independent contractors of Gilman at an exercise price of $0.50 per share at the Closing.  Following the Closing, the Company has also agreed to appoint two persons nominated by the Board of Directors of Gilman and reasonably acceptable to the Company to serve as Class I members of the Board of Directors of the Company and to nominate such persons for election at the next election of Class I directors of the Company.

Consummation of the Merger (the “Closing”) is subject to closing conditions, including, among other things, (i) the adoption and approval of the Merger Agreement by the requisite vote of Gilman's stockholders; (ii) the effectiveness of a registration statement on Form S-4 to be filed by the Company; (iii) the outstanding indebtedness of Gilman not exceeding $5,400,000 which will exclude any capital leases and any insurance premium financing of Gilman or its subsidiaries; (iv) the holders of not more than 5% of Gilman Common Stock outstanding having perfected and not withdrawn a demand for dissenter's rights under applicable law; (v) all severance, change of control payments, accelerations, accrued compensation, bonus, and vacation relating to any and all employees and consultants not exceeding the amounts set forth in Gilman's schedules to the Merger Agreement; (vi) the Financial Industry Regulatory Authority ("FINRA") having approved an application under Rule 1017 with respect to the Merger (the "Rule 1017 Application"); (vii) the Voting and Support Agreements (as defined below) having been executed and delivered to the Company; (viii) the absence of any law or order prohibiting the Merger; and (ix) the accuracy of the representations and warranties, subject to customary materiality qualifiers.

Each of the Company, Gilman and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that (i) Gilman will conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing; (ii) the Company and Gilman will not engage in certain kinds of transactions or take certain actions during such period; (iii) the Company and Gilman will cooperate in preparing and promptly causing to be filed with the Securities and Exchange Commission (the "SEC") a proxy statement/prospectus and a Registration Statement on Form S-4 and to use reasonable best efforts to have the Form S-4 declared effective under the Securities Act of 1933, as amended, as promptly as practicable after such filing with the SEC; (iv) Gilman as soon as practicable following the date upon which the S-4 becomes effective take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the requisite stockholder vote to adopt the Merger Agreement; (v) Gilman's board of directors recommending that its stockholders adopt the Merger Agreement, subject to certain exceptions; and (vi) the Company promptly causing to be filed with FINRA the Rule 1017 Application.

Prior to the Closing, Gilman is not permitted to solicit, initiate, knowingly encourage or facilitate, participate in any discussions or negotiations or entertain any proposals to be acquired other than pursuant to the Merger Agreement, subject to certain exceptions, including for Gilman's “fiduciary out” for a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company, on the one hand, and Gilman, on the other hand. The Merger Agreement provides that, upon termination under specified circumstances, (i) Gilman would be required to pay Gilman a termination fee of $800,000, and (ii) the Company would be required to pay Gilman a reverse termination fee of $800,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreements

In connection with the Merger, the Company entered into Voting and Support Agreements, dated as of June 20, 2013 (each a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”), with certain stockholders of the Company (each a “Voting Stockholder" and collectively, the “Voting Stockholders”). Under the Voting and Support Agreements, the Voting Stockholders agreed, among other things, to vote certain shares of Gilman Common Stock as to which they have the right to vote (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Gilman contained in the Merger Agreement or of the Voting Stockholders contained in the Voting and Support Agreements. Nothing contained in Voting and Support Agreements will be deemed to limit or affect a Voting Stockholder’s ability to approve a Superior Proposal.

Each Voting and Support Agreement will terminate upon the earliest of (a) the mutual written consent of Parent, Merger Sub, and Stockholder, (b) the effective time of the Merger, (c) the date of termination of the Merger Agreement, (d) an Adverse Recommendation Change (as defined in the Merger Agreement) occuring under Merger Agreement, and (e) the Board of Directors of Gilman accepting a Superior Proposal.

The foregoing description of the Voting and Support Agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Voting and Support Agreements, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find it

The Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Gilman and a prospectus of the Company relating to the Company's proposed acquisition of Gilman. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about the Company, Gilman, and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge from the Company and Gilman. Security holders may also read and copy any reports, statements and other information filed by the Company and Gilman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company, Gilman, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding the Company's directors and executive officers is available in the Company's proxy statement filed with the SEC on March 11, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding Gilman's directors and executive officers is available in Gilman's proxy statement filed with the SEC on November 30, 2012 in connection with its 2013 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities.

Item 8.01     Other Events.

On June 21, 2013, the Company and Gilman issued a joint press release announcing the Merger. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

2.1

Agreement and Plan of Merger, dated as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and Gilman Ciocia, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

10.1	Form of Voting and Support Agreement entered into as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and certain stockholders of Gilman Ciocia, Inc.

99.1	Joint Press Release of National Holdings Corporation and Gilman Ciocia, Inc. dated June 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: June 21, 2013	By:	/s/ Mark Klein
Mark Klein
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and Gilman Ciocia, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

10.1	Form of Voting and Support Agreement entered into as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and certain stockholders of Gilman Ciocia, Inc.

99.1	Joint Press Release of National Holdings Corporation and Gilman Ciocia, Inc. dated June 21, 2013.